Exhibit 99.1

For Immediate Release

3M Reports First-Quarter 2020 Results

First-Quarter Highlights:

–	Sales of $8.1 billion, up 2.7 percent year-on-year
–	Organic local-currency sales grew 0.3 percent year-on-year
–	GAAP EPS of $2.22; adjusted EPS of $2.16
–	Operating cash flow of $1.2 billion, up 16 percent year-on-year; adjusted free cash flow of $0.9 billion, up 40 percent year-on-year
–	Withdraws full-year 2020 guidance due to COVID-19 impact and end-market uncertainty

ST. PAUL, Minn. – April 28, 2020 − 3M (NYSE: MMM) today reported first-quarter 2020 results.

“In this unprecedented time, I could not be more proud of how our 96,000 people have stepped up to help fight COVID-19, and I thank all 3Mers for their incredible efforts,” said Mike Roman, 3M chairman and chief executive officer. “We are attacking the pandemic from all angles, which includes mobilizing all of our resources and rapidly increasing output of critical supplies to healthcare workers and first responders.”

“Given the breadth and diversity of our businesses, the financial impact of COVID-19 is varying across 3M,” Roman continued. “In the first quarter we saw strong growth in personal safety, as well as in other areas of our portfolio experiencing high demand due to the pandemic. At the same time, we experienced weak demand in several end markets that were more severely impacted by actions taken around the world to slow the pandemic. Looking ahead, 3M is taking action that will help us navigate near-term uncertainty, generate strong cash flow, and lead out of the slowdown by delivering for employees, customers and shareholders.”

COVID-19 Response & Business Impact

3M has been aggressively responding to the COVID-19 pandemic given its critical role as a provider of personal protective equipment in the U.S. and across the world. Since the beginning of the year, 3M has continued to:

•	Lead in pandemic response
○	Accelerated respirator production, including ramped up idle respirator lines
○	Doubled global respirator output to 100 million/month (U.S. ~35 million/month)
○	Increasing capital investment to double respirator output again
○	Partnering to create innovative solutions to protect healthcare workers
•	Prioritize supplies to the most critical areas
○	Immediately redirected vast majority of global respirators output to healthcare
○	Uniting with governments and distribution partners to expedite products to healthcare workers
○	Closely collaborating with U.S. Administration, FDA, HHS, DoD and FEMA to import 166.5 million respirators into the U.S.
•	Fight fraud and price gouging
○	Working with distributors and governments to ensure secure supply chains
○	3M has not increased respirator prices as a result of the pandemic
○	Published N95 respirator prices; created hotline for fraud and price gouging

○	Working with national and local legal authorities to bring lawsuits in multiple states and Canada
•	Support communities through aid for relief and recovery efforts
○	Contributing $20 million in financial support to frontline healthcare workers, vulnerable populations disproportionately affected by the virus and medical research initiatives

The COVID-19 pandemic is affecting 3M’s businesses in a number of ways. 3M has experienced strong end-market demand, specifically in personal safety, home improvement, general cleaning, food safety and biopharma filtration. At the same time, several other end markets have experienced significant weakness due to social distancing and shelter-in-place mandates. These end markets include oral care, automotive OEM and aftermarket, general industrial, commercial solutions, and stationery and office.

The company is continuing to adapt quickly to the current environment, with a focus on mitigating the near-term impact while positioning 3M’s businesses for success coming out of the crisis. Actions being taken include:

•	Protecting our employees
○	Mobilized global crisis action team in January
○	Updated safe workplace protocols globally, including work-from-home where possible
○	Implemented pandemic support programs
•	Ensuring business continuity
○	Maintaining strong customer service with new global Enterprise Operations organization
○	Ongoing adjustments to operations, including targeted shutdowns due to weak customer/market demand or government mandates
○	Targeted paid short-term furloughs in businesses most impacted
•	Protecting financial flexibility
○	Taking aggressive cost reductions while minimizing employee impact—estimated cost savings of $350 to $400 million in the second quarter of 2020
○	Adjusting capital allocation plans—prioritizing organic investments and the dividend, and suspended share repurchase program
○	Reduced full-year 2020 cap-ex plan to approximately $1.3 billion versus $1.6 to $1.8 billion, previously
○	Added $1.75 billion of cash via March 2020 debt issuance
○	Continue to expect after-tax proceeds of $0.4 billion from closing of drug delivery divestiture in second quarter 2020

Withdrawing Full-Year Outlook

Due to the evolving and uncertain impact of the COVID-19 pandemic, 3M currently is not able to estimate the full duration, magnitude and pace of recovery across its diverse end markets with reasonable accuracy. Therefore, 3M believes it is prudent to withdraw its previously communicated full-year 2020 outlook, which was provided on January 28, 2020. The company will begin reporting monthly sales information starting in May to provide transparency on 3M’s ongoing business performance.

First-Quarter Results

Sales were up 2.7 percent year-on-year to $8.1 billion. Organic local-currency sales grew 0.3 percent while acquisitions, net of divestitures, increased sales by 4.2 percent. Foreign currency translation reduced sales by 1.8 percent year-on-year.

Total sales grew 21.0 percent in Health Care and 4.6 percent in Consumer, with declines of 1.0 percent in Safety and Industrial and 5.0 percent in Transportation and Electronics. Organic local-currency sales increased 6.1 percent in Consumer, 2.2 percent in Safety and Industrial and 1.2 percent in Health Care, with a decline of 3.0 percent in Transportation and Electronics.

On a geographic basis, total sales grew 10.1 percent in the Americas, with declines of 2.1 percent in EMEA (Europe, Middle East and Africa) and 5.4 percent in Asia Pacific. Organic local-currency sales increased 4.2 percent in the Americas, with declines of 1.7 percent in EMEA and 4.4 percent in Asia Pacific.

First-quarter GAAP earnings were $2.22 per share, an increase of 47 percent year-on-year, with operating income of $1.7 billion and operating margins of 20.6 percent.

Excluding special items, first-quarter adjusted earnings were $2.16 per share, a decline of 2.7 percent year-on-year, with operating income of $1.7 billion and operating margins of 20.8 percent, as referenced in the “Supplemental Financial Information Non-GAAP Measures” section.

The company’s operating cash flow was $1.2 billion with adjusted free cash flow of $0.9 billion contributing to adjusted free cash flow conversion of 74 percent. See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.

The company paid $847 million in cash dividends to shareholders and repurchased $365 million of its own shares during the quarter.

First-Quarter Business Group Discussion

Safety and Industrial

•	Sales of $2.9 billion, down 1.0 percent in U.S. dollars. Organic local-currency sales increased 2.2 percent, foreign currency translation decreased sales by 2.2 percent, and divestitures decreased sales by 1.0 percent.

•	On an organic local-currency basis:

•	Sales increased in personal safety, roofing granules, and industrial adhesives and tapes; sales declined in closure and masking, electrical markets, automotive aftermarket, and abrasives.
•	Sales grew in the Americas and EMEA; sales declined in Asia Pacific.
•	Operating income was $726 million, an increase of 14.0 percent year-on-year; operating margins of 24.7 percent.

Transportation and Electronics

•	Sales of $2.2 billion, down 5.0 percent in U.S. dollars. Organic local-currency sales decreased 3.0 percent, foreign currency translation decreased sales by 1.3 percent, and divestitures decreased sales by 0.7 percent.
•	On an organic local-currency basis:

•	Sales increased in electronics and were flat in advanced materials, and transportation safety; sales declined in commercial solutions, and automotive and aerospace.
•	Sales declined in the Americas, Asia Pacific and EMEA.
•	Operating income was $484 million, a decline of 7.3 percent year-on-year; operating margins of 21.6 percent.
•	Adjusted operating income was $482 million, a decline of 7.1 percent year-on-year; adjusted operating margins of 21.5 percent.

Health Care

•	Sales of $2.1 billion, up 21.0 percent in U.S. dollars. Organic local-currency sales increased 1.2 percent, foreign currency translation decreased sales by 1.8 percent, and acquisitions increased sales by 21.6 percent.
•	On an organic local-currency basis:
•	Sales grew in drug delivery, food safety, medical solutions, and separation and purification, and were flat in health information systems; sales declined in oral care.
•	Sales grew in the Americas; sales declined in EMEA and Asia Pacific.
•	Both GAAP and adjusted operating income was $456 million, a decline of 1.7 percent year-on-year on a GAAP basis; or a decline of 0.7 percent on an adjusted basis; operating margins of 21.7 percent.

Consumer

•	Sales of $1.3 billion, up 4.6 percent in U.S. dollars. Organic local-currency sales increased 6.1 percent and foreign currency translation decreased sales by 1.5 percent.
•	On an organic local-currency basis:
•	Sales grew in home improvement, home care and consumer health care; sales declined in stationery and office supplies.
•	Sales grew in the Americas; sales declined in Asia Pacific and EMEA.
•	Operating income was $269 million, up 14.5 percent year-on-year; operating margins of 21.4 percent.

3M will conduct an investor teleconference at 9:00 a.m. EDT (8:00 a.m. CDT) today. Investors can access this conference via the following:

•	Live webcast at http://investors.3M.com.
•	Live telephone:

Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.

•	Webcast replay:

Go to 3M’s Investor Relations website at http://investors.3M.com and click on “Quarterly Earnings.”

•	Telephone replay:

Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S., the access code is 21930637). The telephone replay will be available until 11:30 a.m. EDT (10:30 a.m. CDT) on May 5, 2020.

Forward-Looking Statements

This news release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, capital markets and other external conditions and other factors beyond the Company's control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) risks related to public health crises such as the global pandemic associated with the coronavirus (COVID-19); (3) liabilities related to certain fluorochemicals, including lawsuits concerning various PFAS-related products and chemistries, and claims and governmental regulatory proceedings and inquiries related to PFAS in a variety of jurisdictions; (4) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2019, and any subsequent quarterly reports on Form 10-Q (the “Reports”); (5) competitive conditions and customer preferences; (6) foreign currency exchange rates and fluctuations in those rates; (7) the timing and market acceptance of new product offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (11) operational execution, including scenarios where the Company generates fewer productivity improvements than estimated; (12) financial market risks that may affect the Company’s funding obligations under defined benefit pension and postretirement plans; and (13) the Company's credit ratings and its cost of capital. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports), as updated by applicable Current Reports on Form 8-K. The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

3M Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(Millions, except per-share amounts)

(Unaudited)

	Three months ended
	March 31,
	2020	2019
Net sales	$8,075	$7,863

Operating expenses
Cost of sales	4,109	4,310
Selling, general and administrative expenses	1,768	1,948
Research, development and related expenses	537	477
Gain on sale of businesses	(2)	(8)

Total operating expenses	6,412	6,727

Operating income	1,663	1,136

Other expense (income), net	96	48

Income before income taxes	1,567	1,088

Provision for income taxes	273	195

Net income including noncontrolling interest	$1,294	$893

Less: Net income attributable to noncontrolling interest	2	2

Net income attributable to 3M	$1,292	$891

Weighted average 3M common shares outstanding – basic	576.8	577.5
Earnings per share attributable to 3M common shareholders – basic	$2.24	$1.54

Weighted average 3M common shares outstanding – diluted	581.5	588.5
Earnings per share attributable to 3M common shareholders – diluted	$2.22	$1.51

3M Company and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions)

(Unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$4,253	$2,353
Marketable securities – current	224	98
Accounts receivable – net	4,821	4,791
Inventories	4,217	4,134
Prepaids	604	704
Other current assets	971	891
Total current assets	15,090	12,971
Property, plant and equipment – net	9,165	9,333
Operating lease right of use assets	849	858
Goodwill and intangible assets – net	19,503	19,823
Other assets	1,605	1,674
Total assets	$46,212	$44,659

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and
current portion of long-term debt	$3,248	$2,795
Accounts payable	2,207	2,228
Accrued payroll	523	702
Accrued income taxes	136	194
Operating lease liabilities – current	244	247
Other current liabilities	2,776	3,056
Total current liabilities	9,134	9,222
Long-term debt	19,247	17,518
Other liabilities	7,622	7,793
Total liabilities	$36,003	$34,533

Total equity	$10,209	$10,126
Shares outstanding
March 31, 2020: 575,196,371 shares
December 31, 2019: 575,184,835 shares
Total liabilities and equity	$46,212	$44,659

3M Company and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in millions)

(Unaudited)

	Three months ended
	March 31,
	2020	2019
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$1,213	$1,048

Cash flows from investing activities:
Purchases of property, plant and equipment	(332)	(391)
Acquisitions, net of cash acquired	(25)	(704)
Purchases and proceeds from sale or maturities of marketable securities and investments – net	(111)	(142)
Proceeds from sale of businesses, net of cash sold	86	6
Other investing activities	7	6

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(375)	(1,225)

Cash flows from financing activities:
Change in debt	2,207	1,591
Purchases of treasury stock	(365)	(701)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	149	215
Dividends paid to shareholders	(847)	(830)
Other financing activities	(36)	(17)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,108	258

Effect of exchange rate changes on cash and cash equivalents	(46)	4

Net increase (decrease) in cash and cash equivalents	1,900	85
Cash and cash equivalents at beginning of year	2,353	2,853

Cash and cash equivalents at end of period	$4,253	$2,938

3M Company and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES

(Unaudited)

(Dollars in millions, except per share amounts)	Operating Income	Operating Income Margin	Income Before Taxes	Provision for Income Taxes	Effective Tax Rate	Net Income Attributable to 3M	Earnings Per Diluted Share	Earnings per diluted share percent change
Q1 2019 GAAP	$1,136	14.4%	$1,088	$195	17.9%	$891	$1.51
Adjustments for special items:
Significant litigation-related charges/benefits	548		548	124		424	0.72
(Gain)/loss on sale of businesses	(8)		(8)	(1)		(7)	(0.01)
Q1 2019 adjusted amounts (non-GAAP measures) (a)	$1,676	21.3%	$1,628	$318	19.5%	$1,308	$2.22

Q1 2020 GAAP	$1,663	20.6%	$1,567	$273	17.4%	$1,292	$2.22	47.0%
Adjustments for special items:
Significant litigation-related charges/benefits	17		17	56		(39)	(0.06)
(Gain)/loss on sale of businesses	(2)		(2)	(3)		1	—
Q1 2020 adjusted amounts (non-GAAP measures) (a)	$1,678	20.8%	$1,582	$326	20.6%	$1,254	$2.16	(2.7)%

Three months ended March 31, 2020 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Elimination of Dual Credit	Total Company
Operating income (measure of segment operating performance)	$726	$484	$456	$269	$(156)	$(116)	$1,663
Operating income margin	24.7%	21.6%	21.7%	21.4%			20.6%

Adjustments for special items:
Significant litigation-related charges/benefits					$17		$17
(Gain)/loss on sale of businesses		$(2)					(2)
Adjusted operating income (non-GAAP measures) (a)	$726	$482	$456	$269	$(139)	$(116)	$1,678
Adjusted operating income margin (non-GAAP measures) (a)	24.7%	21.5%	21.7%	21.4%			20.8%

Three months ended March 31, 2019 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Elimination of Dual Credit	Total Company
Operating income (measure of segment operating performance)	$637	$522	$464	$235	$(625)	$(97)	$1,136
Operating income margin	21.5%	22.2%	26.7%	19.6%			14.4%

Adjustments for special items:
Significant litigation-related charges/benefits					$548		$548
(Gain)/loss on sale of businesses		$(3)	$(5)				(8)
Adjusted operating income (non-GAAP measures) (a)	$637	$519	$459	$235	$(77)	$(97)	$1,676
Adjusted operating income margin (non-GAAP measures) (a)	21.5%	22.1%	26.4%	19.6%			21.3%

(a)	In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides non-GAAP measures that adjust for the special items. Special items for the periods presented include the items described in the section entitled “Description of Special Items”. Beginning in 2020, the Company includes gain/loss on sale of businesses and divestiture-related restructuring actions as special items due to their potential distortion of underlying operating results. Information provided herein reflects the impact of this change for all periods presented. Operating income (measure of segment operating performance), income before taxes, net income, earnings per share and effective tax rate are all measures for which 3M provides the reported GAAP measure and a measure adjusted for special items. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. The Company considers these non-GAAP measures in evaluating and managing the Company’s operations. The Company believes that discussion of results adjusted for these items is meaningful to investors as it provides a useful analysis of ongoing underlying operating trends. The determination of these items may not be comparable to similarly titled measures used by other companies.

3M Company and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES – (CONTINUED)

(Unaudited)

	Three months ended
	March 31,
Major GAAP Cash Flow Categories (dollars in millions)	2020	2019
Net cash provided by (used in) operating activities	$1,213	$1,048
Net cash provided by (used in) investing activities	(375)	(1,225)
Net cash provided by (used in) financing activities	1,108	258

Adjusted Free Cash Flow (non-GAAP measure) (dollars in millions)
Net cash provided by (used in) operating activities	$1,213	$1,048
Purchases of property, plant and equipment	(332)	(391)
Free cash flow	$881	$657
Adjustments for special items:
Significant litigation-related after-tax payment impacts	$50	$—
Divestiture-related restructuring after-tax payment impacts	—	10
Adjusted free cash flow (b)	$931	$667

Net income attributable to 3M	$1,292	$891
Adjustments for special items:
Significant litigation-related charges/benefits	(39)	424
(Gain)/loss on sale of businesses	1	(7)
Adjusted net income attributable to 3M (a)	$1,254	$1,308
Adjusted free cash flow conversion (b)	74%	51%

(b)	Adjusted free cash flow and adjusted free cash flow conversion are not defined under U.S. GAAP. Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines adjusted free cash flow as net cash provided by operating activities, adjusted for special items, less purchases of property, plant and equipment. Cash payments associated with special items in the determination of adjusted free cash flow are reflected net of applicable tax using the U.S. statutory corporate tax rate during the period of payment. It should not be inferred that the entire adjusted free cash flow amount is available for discretionary expenditures. The Company defines adjusted free cash flow conversion as adjusted free cash flow divided by net income attributable to 3M, adjusted for special items. Special items for the periods presented include the items described in section entitled “Description of Special Items”. The Company believes adjusted free cash flow and adjusted free cash flow conversion are meaningful to investors as they are useful measures of performance, and the Company uses these measures as an indication of the strength of the company and its ability to generate cash.

3M Company and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES – (CONTINUED)

(Unaudited)

	Adjusted EBITDA (non-GAAP measure) (c)		Adjusted EBITDA Margin (non-GAAP measure) (c)
	Three months ended March 31,		Three months ended March 31,
(Dollars in millions)	2020	2019	2020	2019
Safety and Industrial	$825	$737	28.1%	24.9%
Transportation and Electronics	559	596	25.0	25.3
Health Care	584	513	27.8	29.5
Consumer	285	258	22.7	21.5
Corporate and Unallocated	(19)	44
Elimination of Dual Credit	(116)	(97)

Total Company	$2,118	$2,051	26.2%	26.1%

	Three months ended
Adjusted EBITDA (non-GAAP measure) (dollars in millions)	March 31, 2020	March 31, 2019
Net sales	$8,075	$7,863

Net income attributable to 3M	1,292	891
Add/(subtract):
Net (income)/loss attributable to noncontrolling interest	2	2
Provision for income taxes	273	195
Other expense/(income):
Interest (Income)/expense	113	84
Pension & OPEB non-service cost (benefit)	(17)	(36)
Depreciation and amortization expense	440	375
Adjustments for special items:
Significant litigation-related charges/benefits	17	548
(Gain)/loss on sale of businesses	(2)	(8)
Adjusted EBITDA (c)	$2,118	$2,051

Adjusted EBITDA margin (c)	26.2%	26.1%

3M Company and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES – (CONTINUED)

(Unaudited)

Adjusted EBITDA (non-GAAP measure) Three months ended March 31, 2020 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Elimination of Dual Credit	Total Company
Net sales	$2,935	$2,238	$2,103	$1,256	$1	$(458)	$8,075

Operating income (measure of segment operating performance)	726	484	456	269	(156)	(116)	1,663
Add/(subtract):
Depreciation and amortization	99	77	128	16	120		440
Adjustments for special items:
Significant litigation-related charges/benefits					17		17
(Gain)/loss on sale of businesses		(2)					(2)
Adjusted EBITDA (non-GAAP measure) (c)	$825	$559	$584	$285	$(19)	$(116)	$2,118

Adjusted EBITDA margin (non-GAAP measure) (c)	28.1%	25.0%	27.8%	22.7%			26.2%

Adjusted EBITDA (non-GAAP measure) Three months ended March 31, 2019 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Elimination of Dual Credit	Total Company
Net sales	$2,963	$2,355	$1,738	$1,200	$22	$(415)	$7,863

Operating income (measure of segment operating performance)	637	522	464	235	(625)	(97)	1,136
Add/(subtract):
Depreciation and amortization	100	77	54	23	121		375
Adjustments for special items:
Significant litigation-related charges/benefits					548		548
(Gain)/loss on sale of businesses		(3)	(5)				(8)
Adjusted EBITDA (non-GAAP measure) (c)	$737	$596	$513	$258	$44	$(97)	$2,051

Adjusted EBITDA margin (non-GAAP measure) (c)	24.9%	25.3%	29.5%	21.5%			26.1%

(c)	Adjusted EBITDA and adjusted EBITDA margin are not defined under U.S. GAAP. Therefore, adjusted EBITDA and adjusted EBITDA margin should not be considered a substitute for other measures prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines adjusted EBITDA as net income attributable to 3M, adjusted for net income/(loss) attributable to noncontrolling interest, provision for income taxes, other expense/(income), depreciation and amortization expense, and special items. For business segments, the Company defines adjusted EBITDA as segment operating income (3M’s measure of segment operating performance) adjusted for depreciation and amortization expense and special items. The Company defines adjusted EBITDA margin as adjusted EBITDA divided by net sales. Special items for the periods presented include the items described in the section entitled “Description of Special Items”. The Company considers these non-GAAP measures in evaluating and managing the Company’s operations. The Company believes adjusted EBITDA and adjusted EBITDA margin are meaningful to investors as they provide useful analyses of ongoing underlying operating trends.

	March 31,	December 31,
Net Debt (non-GAAP measure)	2020	2019
Total debt	$22,495	$20,313
Less: Cash, cash equivalents and marketable securities	4,511	2,494
Net debt (d)	$17,984	$17,819

(d)	Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company defines net debt as total debt less the total of cash, cash equivalents and current and long-term marketable securities. 3M believes net debt is meaningful to investors as 3M considers net debt and its components to be an important indicator of liquidity and a guiding measure of capital structure strategy.

3M Company and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES – (CONTINUED)

(Unaudited)

Description of Special Items:

In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides various non-GAAP measures that incorporate adjustments for the impacts of special items. Special items incorporated in the preparation of these non-GAAP measures for the periods presented include the items described below:

Gain/loss from sale of businesses:

•	In the first quarter of 2020, 3M recorded a pre-tax gain of $2 million ($1 million after tax loss) related to the sale of its advanced ballistic-protection business and recognition of certain contingent consideration.
•	In the first quarter of 2019, 3M recorded a gain related to the sale of certain oral care technology comprising a business in addition to reflecting an earnout on a previous divestiture, which together resulted in a net gain of $8 million ($7 million after tax).

Divestiture-related restructuring actions:

•	In the first quarter of 2019, 3M made payments of approximately $13 million associated with restructuring charges taken in 2018 related to addressing corporate functional costs following the 2018 Communication Markets Division divestiture.

Significant litigation-related charges/benefits:

•	In the first quarter of 2020, 3M recorded a net pre-tax charge of $17 million ($13 million after tax) related to PFAS (certain perfluorinated compounds) matters. The charge was more than offset by a reduction in tax expense of $52 million related to resolution of tax treatment with authorities regarding the previously disclosed 2018 agreement reached with the State of Minnesota that resolved the Natural Resources Damages (NRD) lawsuit. These items, in aggregate, resulted in a $39 million after tax benefit. In the first quarter of 2020, 3M made payments of approximately $63 million related to significant litigation-related matters.
•	In the first quarter of 2019, 3M recorded significant litigation-related charges of $548 million ($424 million after tax) related to historical PFAS manufacturing operations and coal mine dust respirator mask lawsuits. In the first quarter of 2019, 3M made immaterial payments related to significant litigation-related matters.

3M Company and Subsidiaries

SALES CHANGE ANALYSIS (e)

(Unaudited)

	Three months ended March 31, 2020
			Europe,
			Middle
Sales Change Analysis		Asia-	East and	World-
By Geographic Area	Americas	Pacific	Africa	Wide
Volume – organic	3.5%	(3.9)%	(2.8)%	(0.1)%
Price	0.7	(0.5)	1.1	0.4
Organic local-currency sales	4.2	(4.4)	(1.7)	0.3
Acquisitions	7.9	0.9	3.6	4.8
Divestitures	(0.7)	(0.1)	(1.2)	(0.6)
Translation	(1.3)	(1.8)	(2.8)	(1.8)
Total sales change	10.1%	(5.4)%	(2.1)%	2.7%

	Three months ended March 31, 2020
Worldwide Sales Change	Organic local-				Total sales
By Business Segment	currency sales	Acquisitions	Divestitures	Translation	change
Safety and Industrial	2.2%	—%	(1.0)%	(2.2)%	(1.0)%
Transportation and Electronics	(3.0)	—	(0.7)	(1.3)	(5.0)
Health Care	1.2	21.6	—	(1.8)	21.0
Consumer	6.1	—	—	(1.5)	4.6
Total Company	0.3%	4.8%	(0.6)%	(1.8)%	2.7%

(e)	Total sales change is calculated based on reported sales results. The components of sales change include organic local-currency sales, acquisitions, divestitures and translation. Organic local-currency sales includes both organic volume impacts (which excludes acquisition and divestiture impacts) and selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction.

3M Company and Subsidiaries

BUSINESS SEGMENTS

(Unaudited)

Effective in the first quarter of 2020, in a continuing effort to improve the alignment of its businesses around customers and markets, the Company made the following changes:

Continued alignment of customer account activity

•	As part of 3M’s regular customer-focus initiatives, the Company realigned certain customer account activity (“sales district”) to correlate with the primary divisional product offerings in various countries and reduce complexity for customers when interacting with multiple 3M businesses. This largely impacted the amount of dual credit certain business segments receive as a result of sales district attribution. 3M business segment reporting measures include dual credit to business segments for certain sales and operating income. This dual credit is based on which business segment provides customer account activity with respect to a particular product sold in a specific country.

Additional actions impacting product line alignments

•	The remaining retail auto care product lines, formerly in the Automotive Aftermarket Division (within the Safety and Industrial business segment), were realigned to the Construction and Home Improvement Division (within the Consumer business segment).
•	In addition, certain product lines were realigned within business segments. The transdermal drug delivery components business, formerly included in the Drug Delivery Systems Division, was realigned to the Medical Solutions Division (both of which are within the Health Care business segment), and the paint protection film business, formerly included in the Automotive and Aerospace Division, was realigned to the Commercial Solutions Division (both of which are within the Transportation and Electronics business segment).

The financial information presented herein reflects the impact of these changes for all periods presented.

	Three months ended
BUSINESS SEGMENT INFORMATION NET SALES	March 31,
(Millions)	2020	2019
Safety and Industrial	$2,935	$2,963
Transportation and Electronics	2,238	2,355
Health Care	2,103	1,738
Consumer	1,256	1,200
Corporate and Unallocated	1	22
Elimination of Dual Credit	(458)	(415)

Total Company	$8,075	$7,863

	Three months ended
BUSINESS SEGMENT INFORMATION OPERATING INCOME	March 31,
(Millions)	2020	2019
Safety and Industrial	$726	$637
Transportation and Electronics	484	522
Health Care	456	464
Consumer	269	235
Corporate and Unallocated (f)	(156)	(625)
Elimination of Dual Credit	(116)	(97)

Total Company	$1,663	$1,136

(f)	Corporate and Unallocated operating income was impacted by significant litigation-related charges in both 2020 and 2019 as indicated in the tables to which note (a) relates.

About 3M

At 3M, we apply science in collaborative ways to improve lives daily. With $32 billion in sales, our 96,000 employees connect with customers all around the world.

Contacts

3M

Investor Contacts:

Bruce Jermeland, 651-733-1807

or

Tony Riter, 651-733-1141

or

Media Contact:

Fanna Haile-Selassie, 651-736-0876